UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

0-1402

(Commission File Number)

Ohio	34-1860551
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

22801 St. Clair Avenue

Cleveland, Ohio

44117

(Address of Principal Executive Offices, with Zip Code)

Registrant’s telephone number, including area code: (216) 481-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As discussed below under Item 8.01, on April 27, 2017, Lincoln Electric Holdings, Inc. (the “Company”) entered into a definitive agreement (the “Purchase Agreement”) with Air Liquide International (“Air Liquide”) pursuant to which the Company agreed to purchase the Air Liquide Welding businesses. The Company will host a conference call and provide an investor presentation to discuss the proposed acquisition. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On April 27, 2017, the Company and Air Liquide entered into the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, the Company agreed to acquire the Air Liquide Welding businesses for €115 million (approximately $125 million), subject to a customary working capital adjustment. The closing of the acquisition is subject to the satisfaction or waiver of customary closing conditions, including, without limitation, (i) the absence of any law or order that would materially impair the consummation of the acquisition, (ii) the approval by the applicable competition authorities and (iii) foreign investment authorization from the applicable French governmental agency.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: April 27, 2017	By:	/s/ Jennifer I. Ansberry
Jennifer I. Ansberry
Executive Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

99.1	Investor Presentation